EXHIBIT (21)--SUBSIDIARIES OF THE REGISTRANT


     Name                                        State of Incorporation

     Union Bank and Trust Company of Indiana             Indiana

     Regional Federal Savings Bank                    United States

     Kentucky United Bancorp, Inc.                      Kentucky